Independent Director Agreement

This INDEPENDENT DIRECTOR AGREEMENT (the "**Agreement**") is entered into as of 30th day of April, 2010, by and between Ronald Richman (the "**Director**"), and Pan American Lithium Corp., a British Columbia corporation (the "**Company**").

In consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

1. Director Services. The Director hereby agrees to use his unbiased knowledge and opinions to benefit the Company by serving on the Board of Directors and the Audit Committee. The Company requires that the Director be available to perform the duties of an independent director as described in the Company's articles, bylaws and board committee charters, each as amended or modified from time to time, and by applicable law, including duties as a member of the Audit Committee and such other committees as the Director may hereafter be appointed to (each individually, a "**Service**" and collectively, the "**Services**"). The Services include but are not limited to Director acting as an independent director, a member of the Audit Committee, and attendance at the Company's Board meetings and Annual meetings.

2. Fees and Expenses. For the Services rendered hereunder, subject to any applicable regulatory approvals, the Company will each pay to the Director a monthly fee of USD $1,000 (the "**Monthly Fee**"), payable in advance on the first day of each calendar month that this Agreement is in effect.

In addition to the Monthly Fee that may be payable to Director hereunder, the Company will promptly reimburse the Director from time to time within thirty (30) days of receipt of detailed invoice, for all reasonable travel and other out-of-pocket expenses (the "**Expenses**") under five hundred ($500) dollars incurred in performing the services hereunder, any out-of-pocket expenses to exceed five hundred ($500) dollars are pre-approved by the Company.

3. Term of Agreement. The term of this Agreement shall commence as of the date first set forth above, and is expected to continue until the next meeting of the Company's shareholders (the "**AGM**") where the Director will be up for re-election, and provided further, that nothing contained herein shall in any way prevent the Company from terminating this Agreement earlier at its sole discretion at any time, with or without cause, on thirty (30) days prior notice. If the Company exercises its right to terminate this Agreement, the Director shall be entitled to keep the Monthly Fee already paid to the Director for that calendar month. Should the Director be re-elected as a director of the Company at the AGM, the Company and the Director may extend the term of this Agreement until the time when the Director is again up for re-election as a director, at a meeting of the Company's shareholders after that AGM.

4. Billing for Expenses. The Director shall submit itemized invoices to the Company each month in which Services are performed for any Expenses previously authorized by the Company. Such invoices shall include an itemization of all such Expenses, and any other information that the Company may request. The Company shall make payment for all such Expenses incurred in accordance with the terms of this Agreement and properly reflected in such invoice to the Director within ten (10) business days after the receipt of each invoice, if such invoice is completed and submitted to the Company's satisfaction.

5. Independent Status. The relationship of Director to the Company is that of an independent director and independent contractor, and nothing herein shall be construed or deemed as creating any other relationship. The Director need only devote such portion of the Director's time to provision of the Services as is necessary to complete the Services. The Director is not precluded from acting in any other capacity for any other person, firm or company provided that it does not, in the reasonable opinion of the Board of the Company, conflict with the Director's duties to the Company while providing the Services. Without limiting the foregoing, the relationship between the parties hereto are not and shall not be deemed to be that of an employer-employee, joint venture, or partnership. As an independent director, the Director shall have the sole responsibility for paying taxes, workers compensation, employee benefits (if any), and all similar obligations, and shall be charged with performing the Services in the way that the Director deems the most feasible or desirable. The Director is solely responsible for

the Director's registration and payment of assessments for coverage with WorkSafeBC or similar requirements under federal or state laws of the United States of America, while he is providing the Services. If requested by the Company, the Director will provide proof of coverage, if required. For avoidance of doubt, the Company will not pay any contribution to Canada Pension Plan, employment insurance, or federal and provincial withholding taxes, or provide any other contributions or benefits, or similar amounts under federal or state laws of the United States of America, which might be expected in an employer-employee relationship, as compensation for the Services.

6. Representations and Warranties. The Director represents and warrants that: (a) he has the right to perform the Consulting Services without violation of his obligations to others; (b) he is not bound by any agreement or obligation to any other party that will conflict with his obligations as a consultant of the Company; and (c) all advice, information, and documents provided by the Director to the Company in the course of providing the Services may be used fully and freely by the Company, unless the Director otherwise advises the Company orally or in writing at the time of communication of such information (e.g. information provided by the Director on a confidential or non-attribution basis).

7. Confidential Information. The Director and the Company hereby acknowledge and agree that in connection with the performance of the Services set forth herein, the Director shall be provided with or shall otherwise be exposed to or receive certain confidential and/or proprietary information of the Company or of third parties and may develop certain products, services, methods, know-how, procedures, formulae, processes, specifications, and information of a similar nature that relate to the Services rendered hereunder. The Director therefore agrees to maintain and preserve the secrecy and confidentiality of any and all proprietary and business secret or confidential information and data. In the course of performing the Services hereunder the Director may develop certain processes, formulations, inventions, data, reports, records, information, prototypes, know-how, designs, drawings, schematics, manuals, ideas, or other products or materials, including ideas that may be protectable under intellectual property laws (all of the foregoing collectively referred to herein as "**Work Product**"). The Director acknowledges that all Work Product created by him during the term of this Agreement or which relates to the Services performed hereunder shall be the sole property of the Company, and the Director hereby agrees to take all actions requested by the Company in order to vest ownership of the Work Product in them. Should the Company seek intellectual property protection for any Work Product, the Director agrees to execute any documents and take any actions reasonably requested by them to effectuate the same, all at no additional cost.

8. Audit and Records. The Director shall keep accurate records and books of account showing all charges, disbursements, and Expenses made or incurred by the Director in the performance of the Services. The Company shall have the right, upon reasonable notice, to audit at any time up to one year after payment of its final invoice, the direct costs, Expenses, and disbursements made with respect to the performance of the Services.

9. Title to Materials and Equipment. All materials and equipment furnished by the Company and all materials and equipment the cost of which shall be reimbursed to the Director by the Company hereunder are to be and remain the sole property of the Company and are to be returned within thirty (30) days of the expiration or earlier termination of this Agreement, or within ten (10) days after written demand, whichever first occurs.

10. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors, and assigns. This Agreement may not be assigned, transferred, conveyed, or encumbered, whether voluntarily or by operation of law, by the Director without the prior written consent of the Company (which may be granted or withheld in its sole and absolute judgment).

11. Notices, Etc. All notices, demands, and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or similar transmission) and mailed (by certified mail, return receipt requested), sent, or delivered (including by way of overnight courier service), (i) if to the Director, to:

or (ii) if to the Company, to:

PAN AMERICAN LITHIUM CORP.
Andrew Brodkey, President and CEO
3040 N. Campbell Ave., Suite 110
Tucson, Arizona 85719
Tel: 520-989-0031
Fax: 520-623-3326
Email: abrodkey@kriyah.com

or, as to each party, to such other person and/or at such other address or number as shall be designated by such party in a written notice to the other party. All such notices, demands, and communications shall be effective when sent; provided, however, that if sent by facsimile transmission, notices, demands, and other communications shall be confirmed by same day certified mail, return receipt requested.

13. Amendments, Etc. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto. Any waiver of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

14. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties and supersedes all previous understandings, agreements, communications, and representations, whether written or oral, concerning the treatment of information and other matters to which this Agreement relates.

15. No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

16. Severability. Any provision of this Agreement which is prohibited, unenforceable, or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.

17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia.

18. Captions. The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

19. Independent Legal Advice. Each of the Director and the Company hereby acknowledge that they have had the opportunity to obtain independent legal advice regarding this Agreement and has either obtained such advice or has waived their right to obtain such advice

20. Further Assurances. Each of the Director and the Company will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as the Director or the Company may reasonably require for the purposes of giving effect to this Agreement

21. No Conflicting Obligations. The Director will not, in the performance of the Services: (a) improperly bring to the Company or use any trades secrets, confidential information or other proprietary information or any other party; or (b) knowingly infringe the property rights of any other party.

22. Non-Solicitation. The Director agrees that, for a one (1) year period following the date the Director ceases to act as an independent director of the Company, he must not, without the consent of the Company's Board by resolution, engage in any solicitation of: (i) clients or customers of the Company to purchase products or services provided by the Company; or (ii) the retainer of employees or independent contractors of the Company.

23. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier or other electronic means of communication with the intention that they shall have the same effect as an original executed counterpart hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SIGNED, SEALED and **DELIVERED** by **RONALD RICHMAN** in the presence of:

"Signed"

Signature

Print Name

Address

Occupation

/s/ Ronald Richman

RONALD RICHMAN

PAN AMERICAN LITHIUM CORP.

Per: /s/ Andrew Brodkey

Authorized Signatory

CW3355089.2